UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 8, 2005
                                                 ------------------


                              PEOPLES BANCORP INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Ohio                        0-16772               31-0987416
---------------------------    ------------------------     ------------------
State or other jurisdiction    (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)


           138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738
               (Address of principal executive offices) (Zip Code)

                                 (740) 373-3155
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
------------------------------------------------------

Change in Control Agreement with David T. Wesel

         In the Current Report on Form 8-K filed by Peoples Bancorp Inc. ("Peoples Bancorp") with the Securities and Exchange Commission (the "SEC") on September 16, 2005 (the "September 16, 2005 Form 8-K"), Peoples Bancorp previously reported that David T. Wesel, who currently serves as a Vice President of Peoples Bank, National Association ("Peoples Bank"), a subsidiary of Peoples Bancorp, and Sales Manager of Peoples Financial Advisors, a division of Peoples Bank, had been appointed to the position of President of Peoples Financial Advisors effective January 1, 2006. Peoples Bancorp also reported that Mr. Wesel will become an Executive Vice President of Peoples Bancorp and Peoples Bank effective January 1, 2006.

         On December 8, 2005, the Compensation Committee of the Board of Directors of Peoples Bancorp authorized the execution on behalf of Peoples Bancorp, on or about January 3, 2006, of a change in control agreement with Mr. Wesel, which will be effective as of January 1, 2006 when Mr. Wesel becomes an executive officer of Peoples Bancorp. The terms of Mr. Wesel's change in control agreement will be the same as those in the change in control agreements which Peoples Bancorp entered into in August of 2004 with David B. Baker, John W. Conlon, Larry E. Holdren and Carol A. Schneeberger, the form of which was filed as Exhibit 10(b) to Peoples Bancorp's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004. Peoples Bancorp will enter into the change in control agreement with Mr. Wesel in order to provide further motivation to act in the best interests of the shareholders of Peoples Bancorp and to remain competitive in Peoples Bancorp's executive compensation package. By separate agreement to be executed on or before January 3, 2006, between Peoples Bancorp and David B. Baker, the change in control agreement with Mr. Baker will be terminated effective as of January 1, 2006.

         The change in control agreement will provide that, if Mr. Wesel is terminated by Peoples Bancorp or its successors for any reason other than cause or by Mr. Wesel for good reason, within six months prior to or within 24 months after a change in control, Peoples Bancorp will provide the following benefits:
(i) a lump sum cash payment of two times the amount of Mr. Wesel's base annual compensation, payable within 30 days following the termination date and (ii) continuing participation in life, medical and dental insurance for a period of one year substantially in the form and expense to Mr. Wesel as that received prior to the termination date. Mr. Wesel's base annual compensation for purposes of his change in control agreement is the average annualized compensation paid by Peoples Bancorp which was includible in Mr. Wesel's gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

         "Change in control" is defined in Mr. Wesel's agreement and includes
(i) the acquisition of beneficial ownership of 25% or more of Peoples Bancorp's voting securities by a person or entity or group of affiliated persons or entities; (ii) the acquisition of all or substantially all of the assets of Peoples Bancorp by any person or entity or group of affiliated persons or entities; (iii) execution of an agreement by Peoples Bancorp to merge, consolidate or combine with an unaffiliated entity if the Board of Directors of Peoples Bancorp immediately prior to the transaction will constitute less than the majority of the Board of Directors of the surviving, new or combined entity or less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the shareholders of Peoples Bancorp immediately prior to the transaction; or (iv) a change in the majority of the directors of Peoples Bancorp to individuals who were not members of the Board of Directors on January 1, 2006 and were not nominated by a vote of the Board of Directors which included the affirmative vote of a majority of such members or other individuals so nominated.

         Mr. Wesel will be deemed terminated for "cause" in the event of gross negligence or neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples Bancorp; or issuance of an order by the banking regulators of Peoples Bancorp for removal of Mr. Wesel.

         Mr. Wesel will be deemed to have terminated his employment for "good reason" if, without his consent, (i) Mr. Wesel is assigned material duties or responsibilities inconsistent with his positions, or his reporting responsibilities, titles, or offices are reduced other than by reason of termination for cause or by reason of disability, retirement or death; (ii) Mr. Wesel's base salary is reduced; (iii) Mr. Wesel's benefits under any benefit plans are reduced; (iv) Peoples Bancorp failed to obtain the assumption of, or the agreement to perform, Mr. Wesel's agreement by any successor; (v) Mr. Wesel is reassigned to an office location 50 miles or more from his current office location; or (vi) Mr. Wesel consents to any relocation and Peoples Bancorp fails to pay for all reasonable moving expenses and to indemnify Mr. Wesel against any loss realized on the sale of his principal residence in connection with any such change of residence.

         If Mr. Wesel receives a change in control benefit as previously described, he will be subject to a non-compete agreement for a period of one year, under which he is not permitted to engage in the business of banking, or any other business in which Peoples Bancorp directly or indirectly engages during the term of Mr. Wesel's agreement in the geographic market of Peoples Bancorp on the termination date.


Item 1.02.  Termination of a Material Definitive Agreement
----------------------------------------------------------

          Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" above of the agreement to be entered into on or before January 3, 2006 by Peoples Bancorp and David B. Baker in order to terminate the change in control agreement with Mr. Baker effective as of January 1,2006. As previously reported in the September 16, 2005 Form 8-K, effective January 1, 2006, Mr. Baker, who currently serves as President of Peoples Financial Advisors and Peoples Insurance Agency, Inc., will assume a non-executive role as Senior Financial Advisor of Peoples Financial Advisors. In addition, as previously reported, effective January 1, 2006, Mr. Baker will no longer serve as an Executive Vice President of Peoples Bancorp or Peoples Bank.

Item 8.01.  Other Events.
------------------------

         On December 8, 2005, upon the recommendation of the Governance and Nominating Committee (the "Nominating Committee") of the Board, the Board took several actions in respect of the leadership of the Board and of the Compensation Committee of the Board. Upon the recommendation of the Nominating Committee, the Board elected Paul T. Theisen to serve as the Leadership Director of Peoples Bancorp. In this capacity, Mr. Theisen will lead the Board in its executive sessions and act as Chairman of the Nominating Committee of the Board. Mr. Theisen has served on the Peoples Bancorp Board since 1980 and currently serves as Vice Chairman of the Board and as a member of each of the Executive Committee, the Compensation Committee and the Nominating Committee of the Board and will continue to so serve.

         On December 8, 2005, the Peoples Bancorp Board, upon the recommendation of the Nominating Committee of the Board, also appointed Frank L. Christy as Chairman of the Compensation Committee of the Board. Mr. Christy has served as a director of Peoples Bancorp since 1999 and currently serves as a member of the Audit Committee and the Compensation Committee of the Board and will continue to so serve.

         Effective January 1, 2006, Joseph H. Wesel, who currently serves as Chairman of the Board of Peoples Bancorp, will no longer serve as a member of either the Compensation Committee or the Nominating Committee of the Board. From the inception of the Compensation Committee in 1992 until December 8, 2005, Mr. Wesel has served as Chairman of the Committee. From the inception of the Governance and Nominating Committee in 2003 until December 8, 2005, Mr. Wesel has served as Chairman of the Committee. Mr. Wesel will continue to serve as Chairman of the Board of Peoples Bancorp and as a member of the Executive Committee of the Board. Joseph H. Wesel is the father of David T. Wesel.

         On December 8, 2005, the Peoples Bancorp Board, upon the recommendation of the Nominating Committee of the Board, elected Donald J. Landers, the current Controller and Chief Accounting Officer of Peoples Bancorp, to the position of Director of Finance. Mr. Landers will continue to serve as Chief Accounting Officer but will no longer serve as Controller. Mr. Landers will continue in his position as Director of Finance until he assumes the positions of Chief Financial Officer and Treasurer, in addition to his position as Chief Accounting Officer, upon the retirement of John W. Conlon, effective July 31, 2006, as previously reported in the Current Report on Form 8-K filed by Peoples Bancorp on July 14, 2005.

         On December 8, 2005, the Peoples Bancorp Board, upon the recommendation of the Nominating Committee of the Board, elected Jeffrey A. Baran as Controller of Peoples Bancorp. Mr. Baran is a Certified Public Accountant with more than 12 years experience as a staff accountant, assistant controller and chief financial officer of various financial institutions. Mr. Baran is a member of the American Institute of Certified Public Accountants as well as the Ohio and West Virginia societies of Certified Public Accountants.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PEOPLES BANCORP INC.


Dated:  December 14, 2005        By: /s/ MARK F. BRADLEY
                                         -------------------------------------
                                         Mark F. Bradley
                                         President and Chief Executive Officer